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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Chancellor Media Corporation

     We consent to the incorporation by reference herein of our report dated January 31, 1997 relating to the consolidated balance sheet of Chancellor Media Corporation and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995 and 1996, which report appears in the December 31, 1997 annual report on Form 10-K of Chancellor Media Corporation.

                                            KPMG Peat Marwick LLP

Dallas, Texas
May 18, 1998